Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated December 31, 2025)	Registration No. 333-291237

QT IMAGING HOLDINGS, INC.
29,336,017 Shares of Common Stock

This prospectus supplement (this “Supplement No. 1”) updates and supplements the prospectus dated December 31, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-291237). This prospectus supplement is being filed to update and supplement the information in the Prospectus related to information contained in the following reports of the Company:

•The Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026, which is attached hereto.

•The Company’s Current Report on Form 8-K as filed with the SEC on January 23, 2026, which is attached hereto.

•The Company’s Current Report on Form 8-K as filed with the SEC on January 27, 2026, which is attached hereto.

This Supplement No. 1 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Supplement No. 1 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Supplement No. 1, you should rely on the information in this Supplement No. 1.

Our Common Stock is currently listed on the Nasdaq Stock Market (the “Nasdaq”) and trades under the symbol “QTI.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties that are described under the heading “Risk Factors” beginning on page 17 of the Prospectus and in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this Supplement No. 1 or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 28, 2026.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2026
________________________________________________________
QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On January 19, 2026, QT Imaging Holdings, Inc. (the “Company”) entered into a Distribution Agreement (the “Distribution Agreement”) with Al Naghi Medical Co., a corporation organized and existing under the laws of United Arab Emirates (“NMC”). Under the terms of the Distribution Agreement, the Company shall authorize and grant to NMC the exclusive right to market, advertise and sell the QT Breast Acoustic CT Scanners (the “Scanners”) and the QTI Cloud Platform SaaS subscriptions (together with the Scanners, the “Approved Products”) in United Arab Emirates (the “Territory”).
The term of the Distribution Agreement commenced on January 19, 2026, and shall remain in force until January 19, 2029 (the “Initial Term”). If NMC has met the Minimum Purchase Requirements (as defined below) during the Initial Term, the Distribution Agreement shall automatically be extended for an additional one-year term. NMC agrees to meet or exceed the purchase requirements and/or revenue goals for the Approved Products set forth in the Distribution Agreement (the “Minimum Purchase Requirements”) during the Initial Term. In the event NMC fails to meet these Minimum Purchase Requirements in any year during the Initial Term, the Company may, at its sole option, (a) terminate NMC’s exclusive distributorship rights for the sale and promotion of the Approved Products granted under this Agreement and appoint other distributors for the Approved Products in the Territory, or (b) terminate the Distribution Agreement. Should the Company elect to so terminate NMC’s exclusive distributorship in the Territory, the Company may continue to sell the Approved Products to NMC for NMC to distribute on a non-exclusive basis in the Territory in accordance with the terms and conditions of the Distribution Agreement, and NMC’s ongoing obligations with regard to its Minimum Purchase Requirements for the Approved Products shall terminate. Should the Company be unable to furnish NMC with sufficient quantities of the Approved Products, as may be requested by NMC in its Release Orders (as defined below) submitted to the Company in accordance with the terms of the Distribution Agreement, then NMC’s Minimum Purchase Requirement shall be reduced by the quantity of Approved Products that the Company is unable to deliver as requested.
NMC shall secure all required governmental approvals, permits, licenses, customs clearances, and authorizations required for shipment to and use of the Scanners in the Territory. The Company shall provide training and professional services to NMC during the term of the Distribution Agreement and shall retain all intellectual property rights.
At any time during the term of the Distribution Agreement, NMC may submit to the Company a blanket purchase order (the “Blanket Purchase Order”) with any client’s requirements for the Approved Products for review and written acceptance by the Company. Thereafter, over the course of the client’s project, NMC may submit to the Company one or more release orders for Approved Products to meet the client’s requirements under the applicable Blanket Purchase Order (each, a “Release Order”). If the Company reasonably anticipates being able to meet such requirements, such order shall be deemed approved so long as it conforms to the terms of the Distribution Agreement. Any terms and conditions in an order that are inconsistent with or in addition to the terms and conditions of the Distribution Agreement shall be rejected and considered null and of no effect, unless expressly agreed to by the Company in writing. Upon receipt and acceptance of each order, the Company will provide the minimum number of days to ship the Scanners and then deliver the Scanners to the destinations designated in such orders. NMC will bear all risks of loss or damage to the Scanners upon delivery to the designated destinations.
The Company will deliver the Approved Products to NMC’s destination(s) designated in the applicable Release Order. The Company may make partial shipments, to be separately invoiced and paid for when due and NMC may not reject partial shipments. Any delay in delivery of any installment of Approved Products will not relieve NMC of its obligation to accept the remaining deliveries. NMC will be solely responsible for all shipping, packaging, duties, fees, brokerage, insurance and customs clearance and export documentation, as applicable, and for payment of all costs and charges related thereto, except that the Company will arrange the initial packaging and shipping.
All quotations, estimates, invoices and payments for Approved Products that NMC purchases from the Company shall be in United States Dollars. Except as NMC and the Company may otherwise mutually agree in writing, provided that NMC maintains a credit limit with the Company that has been approved in writing by the Company, NMC shall pay the Company fifty percent (50%) of the total price of the Release Order upon order placement and fifty percent (50%) within 45 days from the date of shipping of the Approved Products to NMC’s designated location(s), or in any of the agreed upon payment terms. For certain orders as agreed upon by the Parties, NMC shall deliver an irrevocable letter of credit to the Company to secure payment, with such irrevocable letter of credit for any particular order to be based upon the size of the order. NMC will pay all sales, use and other taxes due on sales of Approved Products in United Arab Emirates. NMC is not responsible for any taxes outside United Arab Emirates.
The Company has provided for a limited warranty of at least one year, and up to five years, depending on the purchase price paid by a client of NMC for an Approved Product.
During its validity period, the Distribution Agreement can be terminated only with the approval of both parties and, upon termination, NMC shall be permitted to sell any Scanners that it holds in accordance with the Distribution Agreement.
The foregoing description is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01    Other Events
On January 20, 2026, the Company issued a press release announcing the Distribution Agreement, entitled “QT Imaging Announces Exclusive Distribution Agreement with Al Naghi Medical for the United Arab Emirates Territory.” A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

10.1*	Distribution Agreement, dated as of January 19, 2026, by and between QT Imaging Holdings, Inc. and Al Naghi Medical Co.

99.1	Press release, dated January 20, 2026, entitled “QT Imaging Announces Exclusive Distribution Agreement with Al Naghi Medical for the United Arab Emirates Territory.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because such portions are not material and are the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 20, 2026
		By:	/s/ Dr. Raluca Dinu
		Name:	Dr. Raluca Dinu
		Title:	Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2026
________________________________________________________
QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
QT Imaging Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated January 22, 2026 (the “January 2026 Securities Purchase Agreement”), by and between the Company, on the one hand, and Dr. Avi Katz, the Chairman of the Company’s Board of Directors, on the other hand, (together, the “January 2026 Purchasers”) for a private placement (the “January 2026 Private Placement”) of securities. At the closing of the January 2026 Private Placement, the Company issued (i) 24,107 shares (the “January 2026 Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and (ii) a Common Stock Purchase Warrant (the “January 2026 Warrant” and together with the January 2026 Shares, the “January 2026 Securities”) with a term of ten years from the initial exercise date to purchase up to an additional 48,214 shares of Common Stock (all of such shares issuable upon exercise of the January 2026 Warrant, the “January 2026 Warrant Shares”).
The purchase price of each January 2026 Share is $6.43, which represents 110% of the 5-day volume weighted trading price for the Common Stock on January 22, 2026 (the “January 2026 Per Share Purchase Price”), and the per share exercise price of the January 2026 Warrant is $6.43. The aggregate gross proceeds to the Company from the January 2026 Private Placement was approximately $155,002. The Company intends to use the net proceeds from the offering for working capital purposes.
January 2026 Securities Purchase Agreement
The January 2026 Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and the January 2026 Purchasers, and customary closing conditions, indemnification rights, and other obligations of the parties. The January 2026 Private Placement closed on January 22, 2026. Under the January 2026 Securities Purchase Agreement, the Company agreed to use the net proceeds from the sale of the January 2026 Securities for working capital purposes and to not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the January 2026 Securities Purchase Agreement), or (b) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The January 2026 Securities Purchase Agreement is governed by the laws of the State of New York.
The foregoing summary of the January 2026 Securities Purchase Agreement is qualified in its entirety by reference to the January 2026 Securities Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated in this Current Report on Form 8-K by reference.
January 2026 Warrants
The January 2026 Warrant will be exercisable for 48,214 shares of Common Stock at an exercise price of $6.43 per share, and be exercisable beginning 6 months after its issuance at the closing of the January 2026 Private Placement and ending 10 years after such issuance.
The foregoing summary of the January 2026 Warrants is qualified in its entirety by reference to the form of January 2026 Warrants, a copy of which is attached as Exhibit B to Exhibit 10.1 filed with this Current Report on Form 8-K, the terms of which are incorporated in this Current Report on Form 8-K by reference.
Registration Rights Agreement
In connection with the January 2026 Private Placement, the Company entered into a Registration Rights Agreement with the January 2026 Purchasers, dated January 22, 2026 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement) with the Securities Exchange Commission (the “SEC”) no later than the 30th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 90th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the January 2026 Purchasers from reselling the Securities for more than ten consecutive calendar days or more than an aggregate of twenty calendar days during any twelve-month period, the Company is obligated to pay to the January 2026 Purchasers, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 0.5% multiplied by the aggregate subscription amount paid by the January 2026 Purchaser pursuant to the January 2026 Securities Purchase Agreement.
All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any January 2026 Shares or January 2026 Warrant Shares are sold pursuant to a registration statement.
The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, the terms of which are incorporated in this Current Report on Form 8-K by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the January 2026 Securities is hereby incorporated by reference into this Item 3.02. The January 2026 Securities are being sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 8.01    Other Events
On January 23, 2026, the Company furnished an unaudited pro forma condensed consolidated balance sheet and statement of operations and comprehensive loss as of and for the nine months ended September 30, 2025 (the “Pro Forma Financial Information”).
The Pro Forma Financial Information gives effect to the January 2026 Securities Purchase Agreement referenced in Item 1.01 above and the Securities Purchase Agreement, (the “October 2025 Securities Purchase Agreement”) for a private placement (the “October 2025 Private Placement”) of securities entered into on September 30, 2025, which closed on October 3, 2025, for aggregate gross proceeds to the Company in the October 2025 Securities Purchase Agreement of approximately $18,180,655, before deducting the offering expenses payable by the Company, that the Company disclosed in a Current Report on Form 8-K filed on October 1, 2025 with the SEC, as if both the January 2026 Private Placement and the October 2025 Private Placement had each occurred on January 1, 2025.
The Pro Forma Financial Information also gives effect to the repayment on October 6, 2025 of $5.0 million of long-term debt, as well as $360,477 of accrued interest and the Tranche B 2025 Premium, to Lynrock Lake Master Fund LP (“Lynrock Lake”) pursuant to the First Amendment to the Credit Agreement (the “Lynrock Amended Credit Agreement”), as if the $5,360,477 had been paid on January 1, 2025.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the closing of the January 2026 Private Placement, the intended use of proceeds from the January 2026 Private Placement, the filing of a registration statement covering the resale of the January 2026 Securities, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future business plans. Any statements contained herein that are not statements of historical fact may be deemed to be forward looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,”

“should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on certain assumptions and analyses (whether or not identified herein) made by the management of the Company in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

10.1*	Securities Purchase Agreement, dated January 22, 2026, by and between QT Imaging Holdings, Inc. and the Purchasers.

10.2	Registration Rights Agreement, dated January 22, 2026, by and between QT Imaging Holdings, Inc. and the Purchasers.

99.1	QT Imaging Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations and Comprehensive Loss as of and for the Nine Months Ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because such portions are not material and are the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 23, 2026
		By:	/s/ Dr. Raluca Dinu
		Name:	Dr. Raluca Dinu
		Title:	Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2026
________________________________________________________
QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
As previously disclosed, QT Imaging Holdings, Inc. (the “Company”) has pursued the uplisting to the Nasdaq Capital Market (“Nasdaq”) of its common stock, par value $0.0001 per share, of the Company (“Common Stock”), subject to the Company’s satisfaction of the initial listing requirements.
On January 27, 2026, the Company received notice from Nasdaq that the Common Stock has been approved for listing on Nasdaq (the “Uplisting”). The Common Stock is expected to commence trading on Nasdaq on January 28, 2026, under the ticker symbol “QTI.”
On January 27, 2026, the Company issued a press release announcing the Uplisting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the Uplisting to the Nasdaq Capital Market, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future business plans. Any statements contained herein that are not statements of historical fact may be deemed to be forward looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on certain assumptions and analyses (whether or not identified herein) made by the management of the Company in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including : the Company’s ability to uplist to the Nasdaq Capital Market, including meeting the initial and continuous listing requirements; the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

99.1	Press release, dated January 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 27, 2026
		By:	/s/ Dr. Raluca Dinu
		Name:	Dr. Raluca Dinu
		Title:	Chief Executive Officer